                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  FORM 8-K/A

                                CURRENT REPORT

                       UNDER SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: July 1, 1999
                       (Date of Earliest Event Reported)

                       MACE SECURITY INTERNATIONAL, INC.
            (Exact name of Registrant as Specified in its Charter)

                                   Delaware
                           (State of Incorporation)

                                    0-22810
                           (Commission File Number)

                                  03-0311630
                       (IRS Employer Identification No.)

                 160 Benmont Avenue, Bennington, Vermont 05201
                   (Address of Principal Executive Offices)

                                (802) 447-1503
                        (Registrant's Telephone Number)

Item 2.  Acquisition of Stephen B. Properties, Inc.

       On July 1, 1999, Mace Security International, Inc., a Delaware corporation (the "Company" or "Registrant"), through a wholly owned subsidiary, acquired all of the car wash related assets of Stephen Bulboff and Stephen B. Properties, Inc. (Shammy Shine) pursuant to the terms of a Real Estate and Asset Purchase Agreement dated March 8, 1999 (collectively the "Agreement"), by and between the Registrant, and Stephen Bulboff and Stephen B. Properties, Inc. (the "Sellers"). Pursuant to the terms and conditions of the Agreement, the Registrant purchased all of the assets of the Sellers used in the business of operating 10 full service car washes in Pennsylvania, Delaware and New Jersey. The Registrant will use the acquired assets in connection with the operating of the 10 car washes formerly owned by the Sellers. Sellers are not affiliated with the Registrant nor with any of the Registrant's subsidiaries. The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Agreement which is incorporated as Exhibit 2.1.

          At Closing under the Agreement, the Company paid to Sellers an aggregate purchase price of 1,060,000 unregistered shares of the Company's common stock, par value $.01 per share plus cash of $1,900,000 from working capital. The acquisition is accounted for using the "purchase" method of accounting.

     Additionally, on the date of closing the Stock Purchase Agreement, the Registrant assumed the leases for the real estate with respect to three of the car wash locations operated by Shammy Shine. The description of these lease assignments set forth herein in its entirety by reference to the lease assignment and assumption agreement, which is incorporated as exhibit 2.2.

Item 7. Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired

       Independent Accountant's Report
       Combined Balance Sheets as of December 31, 1998 and 1997
       Combined Statements of Income for the Years Ended December 31, 1998 and
         1997
       Combined Statements of Retained (Deficit) and Owners' (Deficit) for the
         Years Ended December 31, 1998 and 1997
       Combined Statements of Cash Flows for the Years Ended
         December 31, 1998 and 1997
       Notes to Combined Financial Statements

       Combined Balance Sheet as of June 30, 1999 (Unaudited)
       Combined Statement of Income for the Six Months Ended
         June 30, 1999 (Unaudited)
       Combined Statements of Retained (Deficit) and Owners' (Deficit) for the
         Six Months Ended June 30, 1999 (Unaudited)
       Combined Statement of Cash Flows for the Six Months
         Ended June 30, 1999 (Unaudited)
       Selected Notes to Combined Financial Statements (Unaudited)

(b)    Pro Forma Financial Information

       Pro Forma Consolidated Statement of Operations for the Year Ended
         December 31, 1998 (Unaudited)
       Pro Forma Consolidated Statement of Operations for the Six Months Ended
         June 30, 1999 (Unaudited)
       Pro Forma Consolidated Balance Sheet as of June 30, 1999 (Unaudited)

(c)    Exhibits

     *2.1 The Real Estate and Asset Purchase Agreement dated as of March 8,
           1999, among Stephen B. Properties, Inc., Stephen Bulboff, and American Wash Services, Inc.

     *2.2 Lease Assignment and Assumption Agreement Regarding Soft Cloth Shammy Shine dated July 1, 1999 among Mace Wash, Inc., a wholly-owned subsidiary of Mace Security International, Inc., Soft Cloth Shammy Shine, Inc. and American Wash Services, Inc.

     *99   Press Release dated July 7, 1999.

     23.1  Consent of Burton Segal & Company



       *   Incorporated by reference.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 13, 1999       MACE SECURITY INTERNATIONAL, INC.


                                  By:/s/ Gregory M. Krzemien
                                     -----------------------
                                  Gregory M. Krzemien
                                  Chief Financial Officer and Treasurer

                        STEPHEN B. PROPERTIES, INC. AND
                          STEPHEN BULBOFF REAL ESTATE
                               INDEX TO EXHIBITS
                          DECEMBER 31, 1998 AND 1997
                          --------------------------


EXHIBITS
--------

     INDEPENDENT ACCOUNTANT'S REPORT .......................................1

     COMBINED BALANCE SHEETS ...........................................2 - 3

     COMBINED STATEMENTS OF INCOME FOR THE YEARS ENDED
          DECEMBER 31, 1998 AND 1997 .......................................4

     COMBINED STATEMENTS OF RETAINED (DEFICIT) AND OWNERS'
          (DEFICIT) ........................................................5

     COMBINED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
          DECEMBER 31, 1998 AND 1997 .......................................6

     NOTES TO THE FINANCIAL STATEMENTS ................................7 - 12

June 20, 1999

Stockholders and Board of Directors
Stephen B. Properties, Inc. and
Stephen Bulboff Real Estate
10 Cresthaven Court
Sewell, New Jersey 08080


We have audited the accompanying combined balance sheets of Stephen B. Properties, Inc. and Stephen Bulboff Real Estate as of December 31, 1998 and 1997, and the related combined statements of earnings, stockholders' (owners') (deficit) and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of Stephen B. Properties, Inc. and Stephen Bulboff Real Estate management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used in significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Stephen B. Properties, Inc. and Stephen Bulboff Real Estate as of December 31, 1998 and 1997, and their cash flows for the years ended December 31, 1998 and 1997 in conformity with generally accepted accounting principles.

                                         /s/ Burton Segal & Company


Burton Segal & Co.
Certified Public Accountants

                         STEPHEN B. PROPERTIES, INC. AND
                           STEPHEN BULBOFF REAL ESTATE
                             COMBINED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997
                           --------------------------

                                    ASSETS
                                    ------

CURRENT ASSETS:                         1998          1997
---------------                         ----          ----

  Cash in Bank                      $    37,965   $    33,077
  Inventory                              13,488        13,311
  Prepaid Expenses                       27,871        28,343
  Loans - Car Care Inc.                  53,206             0
                                    -----------   -----------

    TOTAL CURRENT ASSETS                132,530        74,731
                                    -----------   -----------
PROPERTY AND EQUIPMENT:
----------------------

  Equipment and Buildings             3,727,705     3,694,863
  Less: Accumulated Depreciation     (2,544,162)   (2,443,790)
                                    -----------   -----------

    TOTAL PROPERTY AND EQUIPMENT      1,183,543     1,251,073
                                    -----------   -----------
OTHER ASSETS:
------------

  Loans - Shareholder                    75,127        17,933
                                    -----------   -----------

TOTAL ASSETS                        $ 1,391,200   $ 1,343,737
                                    ===========   ===========

See Notes to Financial Statements.

               LIABILITIES AND SHAREHOLDERS' (OWNERS') (DEFICIT)
               -------------------------------------------------


CURRENT LIABILITIES:                                      1998          1997
--------------------                                   -----------  ------------
  Accounts Payable                                     $   46,538   $   127,630
  Sales Taxes Payable                                       6,235         4,969
  Accrued Expenses                                         15,458        13,316
  Current Portion - Mortgages and Notes Payable         2,276,073        35,575
                                                       -----------  -----------

    TOTAL CURRENT LIABILITIES                           2,344,304       181,490
                                                       -----------  -----------

LONG-TERM LIABILITIES:
----------------------

  Mortgages and Notes Payable                                   0     2,276,072
                                                       -----------  -----------

TOTAL LIABILITIES                                       2,344,304     2,457,562
-----------------                                      -----------  -----------

SHAREHOLDERS' (OWNERS') (DEFICIT)
---------------------------------

  Common Stock - Without Par Value - Authorized and
    Issued 1,000 Shares                                    12,000        12,000
  Retained (Deficit)                                      (72,954)     (216,047)
  Owners' (Deficit)                                      (892,150)     (909,778)
                                                       -----------  -----------
    TOTAL SHAREHOLDERS' (OWNERS') (DEFICIT)              (953,104)   (1,113,825)
                                                       -----------  -----------

TOTAL LIABILITIES AND SHAREHOLDERS' (OWNERS')
---------------------------------------------
  DEFICIT                                              $1,391,200   $ 1,343,737
  -------                                              ===========  ===========


See Notes to Financial Statements.

                         STEPHEN B. PROPERTIES, INC. AND
                           STEPHEN BULBOFF REAL ESTATE
                          COMBINED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                 ----------------------------------------------


                                               % of                % of
                                    1998      Sales      1997     Sales
                                    ----      -----      ----     -----

NET SALES                        $1,288,250   100.0%  $1,068,672   100.0%
---------
COST OF SALES                       503,113    39.1      482,553    45.1
-------------                    ----------------------------------------
GROSS PROFIT                        785,137    60.9      586,119    54.9
------------                     ----------------------------------------

ADMINISTRATIVE EXPENSES             296,660    23.0      286,122    26.7
-----------------------          ----------------------------------------


INCOME BEFORE INTEREST, TAXES
-----------------------------
  AND DEPRECIATION                  488,477    37.9      299,997    28.2
  ----------------
  Interest Expense                 (210,877)  (16.4)    (210,704)  (19.7)
  Depreciation Expense             (100,372)   (7.8)     (98,317)   (9.2)
  Corporate Income Taxes                  0     0.0            0
                                 ----------------------------------------
NET INCOME (LOSS)                $  177,228    13.7%  $   (9,024)   (.02)%
-----------------                ========================================

See Notes to Financial Statements.

                         STEPHEN B. PROPERTIES, INC. AND
                           STEPHEN BULBOFF REAL ESTATE
         COMBINED STATEMENTS OF RETAINED (DEFICIT) AND OWNERS' (DEFICIT)
                           DECEMBER 31, 1998 AND 1997
                           --------------------------

                           1998          1997
                           ----          ----

BALANCE JANUARY 1      $(1,125,825)  $(1,111,800)
-----------------


  NET INCOME (LOSS)        177,228        (9,024)

  WITHDRAWALS              (16,507)       (5,001)
                       ------------  -----------

BALANCE DECEMBER 31    $  (965,104)  $(1,125,825)
-------------------    ============  ===========

See Notes to Financial Statements.

                         STEPHEN B. PROPERTIES, INC. AND
                           STEPHEN BULBOFF REAL ESTATE
                        COMBINED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                 ----------------------------------------------


OPERATING ACTIVITIES:                                    1998        1997
---------------------                                    ----        ----

  Net Income (Loss)                                   $ 177,228   $  (9,024)


ADJUSTMENTS TO RECONCILE NET INCOME TO NET
  CASH PROVIDED BY (USED IN) OPERATING
  ACTIVITIES:

Depreciation                                            100,372      98,317

CHANGES IN OPERATING ASSETS AND LIABILITIES:
  (Increase) Decrease in:

  Inventory                                                (177)      2,000
  Prepaid Expenses                                          472      (1,200)

  Increase (Decrease) in:

  Accounts Payable                                      (81,092)     91,113
  Sales Taxes Payable                                     1,266         (72)
  Accrued Expenses                                        2,142         150
                                                      ----------  ---------

  NET CASH PROVIDED BY OPERATING ACTIVITIES             200,211     181,284
                                                      ----------  ---------
INVESTING ACTIVITIES:
---------------------

  Purchase of Property and Equipment                    (32,842)          0
                                                      ----------  ---------
FINANCING ACTIVITIES:
---------------------

Loans Shareholder                                       (57,194)   (116,076)
  Loans - Car Care Inc.                                 (53,206)          0
  Repayment of Mortgage                                 (35,574)    (47,354)
  Capital Withdrawals                                   (16,507)     (5,001)
                                                      ----------  ---------

NET CASH (USED IN) FINANCING ACTIVITIES                (162,481)   (168,431)
---------------------------------------               ----------  ----------
NET INCREASE IN CASH                                      4,888      12,853
--------------------

CASH BEGINNING                                           33,077      20,224
--------------

CASH END                                              $  37,965   $  33,077
--------                                              ==========  ==========

Supplemental Disclosure of Cash Flow Information
  Cash Paid During the Year for Interest              $ 210,877   $ 210,704
                                                      ----------  ----------

See Notes to Financial Statements.

                         STEPHEN B. PROPERTIES, INC. AND
                           STEPHEN BULBOFF REAL ESTATE
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                           --------------------------



NOTE 1 - DESCRIPTION OF BUSINESS
--------------------------------

  Stephen B. Properties, Inc. ("Company") was formed on April 1, 1988 and Stephen B. Bulboff is the sole owner of the outstanding capital stock of the Company.

  The Company is in the business of operating (9) nine full service and self-service car wash facilities at the following locations, 601 W. Girard Avenue, Philadelphia, Pennsylvania, Route 41, Deptford, New Jersey, 327 Burnt Mill Road, Voorhees, New Jersey, 325 N. White Horse Pike, Magnolia, New Jersey, 2322 Island Avenue, Philadelphia, Pennsylvania, 230 MacDade Boulevard, Yeadon, Pennsylvania, New Freedom Road, Sicklerville, New Jersey, 2575 Mt. Ephraim Avenue, Camden, New Jersey, and 240 N. DuPont Highway, Smyrna, Delaware. The Magnolia location is operated under the name of Soft Cloth Shammy Shine, while the other (8) eight are operated under the name of Shammy Shine. In addition, in March 1999, a car wash facility began operations at 4043 Germantown Avenue, Philadelphia, Pennsylvania.

  Stephen Bulboff Real Estate owns the Camden, Island Avenue, Deptford and Magnolia facilities.



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

  Principles of Combination - The financial statements include the accounts of Stephen B. Properties, Inc. and Stephen Bulboff Real Estate. Significant inter-company transactions and balances have been eliminated.

  Property and Improvements - Property and Improvements are carried at cost. Depreciation is computed using the straight-line method. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation is removed from the accounts and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deductions are made for retirements resulting from renewals or betterments.

  Inventories - Ending inventories consists of supplies and are stated at cost.

                         STEPHEN B. PROPERTIES, INC. AND
                           STEPHEN BULBOFF REAL ESTATE
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                           --------------------------


  Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

  Cash - The Company maintains its cash balances at financial institutions. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000.


NOTE 3 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

  The Company leases its premises at the Girard Avenue, Smyrna and Yeadon locations. The aggregate annual rental was $51,435 and $37,882 for 1998 and 1997, respectively. Also, the Company has an option to purchase the Girard Avenue location for $175,000 any time during the lease term.

  The leases along with the accompanying options expire in 2001, 2014 and 2001.

  Future minimum payments by year under the aforementioned leases are as follows:

               1999    $50,850
               2000     52,170
               2001     49,118
               2002     20,247
               2003     21,057

                         STEPHEN B. PROPERTIES, INC. AND
                           STEPHEN BULBOFF REAL ESTATE
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                           --------------------------


NOTE 4 - MORTGAGE PAYABLE
-------------------------

  Allied Commercial Credit Corporation holds a mortgage on real estate owned by Stephen B. Properties, Inc. These properties are the sites on which the Sicklerville and Voorhees car washes are operated. As of December 31, 1998 and 1997 the balance on this mortgage was $1,133.018. In addition, Allied Commercial Credit Corporation holds a mortgage on the real estate located in Deptford and Magnolia, which is the site of the Deptford and Magnolia car washes. As of December 31, 1998 and 1997, the mortgage balance was $753,474 and $766,703, respectively. As of December 31, 1998, the Company is in default of Allied Commercial Credit Corporation Mortgages. However, the Company has entered into a settlement agreement dated May 28, 1999, which requires full payment of this obligation contemporaneously with the execution of the Company's Asset Purchase Agreement with American Wash Services, Inc. (see Subsequent Events - Note 7). The Airport location is also owned by Stephen Bulboff and this site is encumbered by a mortgage in the amount of $58,397
  (1998) and $60,090 (1997), which is payable monthly in installments of $737.20.

  Stephen Bulboff owns the Camden location, however, there is a mortgage on this property. This mortgage bears interest at the rate of ten percent (10%). As of December 31, 1998 and 1997, the balance is $51,107 and $66,484, respectively.

  In addition, Stephen Bulboff is obligated under a Note with Fleet Credit Corporation for equipment at the Island Avenue location. The balance of the
  Note is $190,076 (1998) and $195,352 (1997).

  Also, Stephen Bulboff et al incurred a $90,000 obligation on August 1, 1992, secured by the Yeadon location under a mortgage to Jamison/Pappis/Fabiani. The mortgage bears interest at the rate of six percent (6%). All payments that were made represent interest expense.

                         STEPHEN B. PROPERTIES, INC. AND
                           STEPHEN BULBOFF REAL ESTATE
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                           --------------------------



NOTE 5 - INCOME TAXES
---------------------

  The Company files its corporate income tax returns on June 30, fiscal year. The last federal income tax return filed was for the fiscal year June 30, 1998. Pursuant to that return the Company has available net operating loss carry-forwards of $283,407. The net operating losses principally expires in varying amounts to 2016.

  There are no corporate income tax provisions for the years ending December 31, 1998 and 1997. The Company utilized net operating loss carryforwards in 1998 while in 1997 the Company was in a loss position.

  The utilization of the net operating loss in 1998 is estimated to have reduced the available net operating loss carryforward to approximately $180,000 at December 31, 1998.

  A reconciliation between the statutory federal income tax rate (34%) and the effective income tax expense for the two (2) year period ended December 31, 1998 follows:

                                         1998   1997
                                         ----   ----
    Statutory Federal Income Tax Rate     34%     0%

    Utilization of Net Operating Loss
       Carryforwards                     (34%)    0%
                                         ----   ----

    Effective Rate                         0%     0%
                                         ====   ====

                         STEPHEN B. PROPERTIES, INC. AND
                           STEPHEN BULBOFF REAL ESTATE
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                           --------------------------



NOTE 6 - RELATED PARTY TRANSACTIONS
-----------------------------------

  Stephen B. Properties, Inc. and Stephen B. Bulboff et al own the Voorhees, Sicklerville, Deptford, Magnolia, Camden and Island Avenue facilities. The Girard Avenue, Smyrna, Delaware and Yeadon facilities are leased by Stephen B. Bulboff et al from third parties.

  The lease between Stephen B. Properties, Inc. and Stephen B. Bulboff et al are on a month to month basis without formal agreement. Related party rent expense was $130,797 and $130,847 for 1998 and 1997, respectively. Equipment rentals was $24,328 and $28,609 for 1998 and 1997, respectively. These amounts have been eliminated in these financial statements.

  During 1998, the Company performed car wash services for Hanna Acceptance Delaware Corporation (a company owned 100% by Stephen B. Bulboff) who in turn entered into an agreement with Continental Airlines for those services. The Company recorded sales in the amount of $65,000 for this activity.



NOTE 7 - SUBSEQUENT EVENTS
--------------------------

  On March 8, 1999, Stephen B. Properties, Inc. and Stephen B. Bulboff entered into a Real Estate and Asset Purchase Agreement with American Wash Services, Inc. (Purchase). Under the terms of the agreement Purchaser will acquire all of the operating assets of the business (whether owned Corporately or Individually) for 1,060,000 shares of its common stock. In addition, the Purchaser agreed to pay, but not assume, each liability securing the operating assets of the business limited to $1.9 million. This transaction was partially consummated on July 1, 1999.

  The $1.9 million was used to satisfy the Allied Commercial Credit Corporation Mortgages.

                         STEPHEN B. PROPERTIES, INC. AND
                           STEPHEN BULBOFF REAL ESTATE
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                           --------------------------



  At the settlement, on July 1, 1999, the Purchaser escrowed 860,000 shares until Stephen B. Bulboff completes post closing items which include the satisfaction of all of the obligations securing the operating assets of the business, the payment of operating expenses of the business incurred to June 1, 1999, and the landlords consent to assignment of certain leases. As of the opinion date of these financial statements all of the post closing items have not been completed.

                        STEPHEN B. PROPERTIES, INC. AND
                          STEPHEN BULBOFF REAL ESTATE
                                 JUNE 30, 1999
                                 -------------


EXHIBITS
--------

     COMBINED BALANCE SHEET..................................................2-3

     COMBINED STATEMENT OF INCOME FOR THE SIX MONTHS ENDED
          JUNE 30, 1999........................................................4

     COMBINED STATEMENT OF RETAINED (DEFICIT) AND OWNERS'
          (DEFICIT)............................................................5

     COMBINED STATEMENT OF CASH FLOWS FOR THE SIX MONTHS ENDED
          JUNE 30, 1999........................................................6

     NOTES TO THE FINANCIAL STATEMENTS.......................................7-8

                        STEPHEN B. PROPERTIES, INC. AND
                          STEPHEN BULBOFF REAL ESTATE
                            COMBINED BALANCE SHEET
                                  JUNE 30, 1999
                                  -------------



                                    ASSETS
                                    ------


                                                                     June 30,
CURRENT ASSETS:                                                        1999
---------------                                                        ----

  Cash in Bank                                                          $48,313
  Inventory                                                              14,962
  Prepaid Expenses                                                        8,338
  Loans - Car Care Inc.                                                  95,647
                                                                  --------------

    TOTAL CURRENT ASSETS                                                167,260
                                                                  --------------

PROPERTY AND EQUIPMENT:
-----------------------

  Equipment and Buildings                                             3,727,705
  Less: Accumulated Depreciation                                      2,595,524
                                                                  --------------

    TOTAL PROPERTY AND EQUIPMENT                                      1,133,181
                                                                  --------------

OTHER ASSETS:
-------------

  Loans - Shareholder                                                         0
                                                                  --------------


TOTAL ASSETS                                                         $1,299,441
------------                                                      ==============



See Notes to Financial Statements.

               LIABILITIES AND SHAREHOLDERS' (OWNERS') (DEFICIT)
               -------------------------------------------------

                                                                     June 30,
CURRENT LIABILITIES:                                                   1999
--------------------                                                   ----

  Accounts Payable                                                      $59,510
  Sales Taxes Payable                                                     6,823
  Accrued Expenses                                                        2,725
  Current Portion - Mortgages and Notes Payable                       2,141,796
                                                                  --------------

    TOTAL CURRENT LIABILITIES                                         2,210,854
                                                                  --------------

LONG-TERM LIABILITIES:
----------------------

  Mortgages and Notes Payable                                                 0
                                                                  --------------

TOTAL LIABILITIES                                                     2,210,854
-----------------                                                 --------------


SHAREHOLDERS' (OWNERS') (DEFICIT)
---------------------------------

  Common Stock - Without Par Value - Authorized and
    Issued 1,000 Shares
  Retained (Deficit)                                                     12,000
  Owners' (Deficit)                                                    (923,413)
                                                                  --------------
    TOTAL SHAREHOLDERS' (OWNERS') (DEFICIT)                            (911,413)
                                                                  --------------

TOTAL LIABILITIES AND SHAREHOLDERS' (OWNERS')
---------------------------------------------
  DEFICIT                                                            $1,299,441
  -------                                                         ==============



See Notes to Financial Statements.

                         STEPHEN B. PROPERTIES, INC. AND
                           STEPHEN BULBOFF REAL ESTATE
                          COMBINED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                     --------------------------------------



                                                                    Six Months
                                                                  Ended June 30,
                                                                       1999
                                                                       ----

NET SALES                                                              $799,247
---------

COST OF SALES                                                           357,639
-------------                                                     --------------

GROSS PROFIT                                                            441,608
------------


ADMINISTRATIVE EXPENSES                                                 217,398
-----------------------                                           --------------

                                                                        224,210
INCOME BEFORE INTEREST, TAXES
------------------------------
  AND DEPRECIATION
  ----------------

  Interest Expense                                                      156,974
  Depreciation Expense                                                   51,362
  Corporate Income Taxes                                                      0
                                                                  --------------
NET INCOME (LOSS)                                                       $15,874
-----------------                                                 ==============



See Notes to Financial Statements.

                         STEPHEN B. PROPERTIES, INC. AND
                           STEPHEN BULBOFF REAL ESTATE
         COMBINED STATEMENT OF RETAINED (DEFICIT) AND OWNERS' (DEFICIT)
                                  JUNE 30, 1999
                                  -------------



                                                                      1999
                                                                      ----

BALANCE JANUARY 1                                                     $(965,104)
-----------------


  NET INCOME FOR SIX MONTHS                                              15,874

  CAPITAL CONTRIBUTIONS                                                  25,817
                                                                  --------------

BALANCE JUNE 30                                                       $(923,413)
---------------                                                   ==============



See Notes to Financial Statements.

                         STEPHEN B. PROPERTIES, INC. AND
                           STEPHEN BULBOFF REAL ESTATE
                        COMBINED STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                     --------------------------------------




OPERATING ACTIVITIES:                                               Six Months
---------------------                                             Ended June 30,
                                                                       1999
                                                                       ----

  Net Income                                                            $15,874


ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
  PROVIDED BY (USED IN) OPERATING ACTIVITIES:

  Depreciation                                                           51,362

CHANGES IN OPERATING ASSETS AND LIABILITIES:
  (Increase) Decrease in:

  Inventory                                                              (1,474)
  Prepaid Expenses                                                       19,533

  Increase (Decrease) in:

  Accounts Payable                                                       12,972
  Sales Taxes Payable                                                       588
  Accrued Expenses                                                      (12,733)
                                                                  --------------

  NET CASH PROVIDED BY OPERATING ACTIVITIES                              86,122
                                                                  --------------
INVESTING ACTIVITIES:
---------------------

  Purchase of Property and Equipment                                          0
                                                                  --------------
FINANCING ACTIVITIES:
---------------------

  Loans Shareholder                                                      75,127
  Loans - Car Care Inc.                                                 (42,441)
  Repayment of Mortgage                                                (134,277)
  Capital Contributions                                                  25,817
                                                                  --------------

  NET CASH (USED IN) FINANCING ACTIVITIES                               (75,774)
                                                                  --------------

NET INCREASE IN CASH                                                     10,348
--------------------

CASH BEGINNING                                                           37,965
--------------                                                    --------------

CASH END                                                                $48,313
--------                                                          ==============

Supplemental Disclosure of Cash Flow Information
  Cash Paid During the Year for Interest                               $156,974
                                                                  --------------


See Notes to Financial Statements.

                         STEPHEN B. PROPERTIES, INC. AND
                           STEPHEN BULBOFF REAL ESTATE
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JUNE 30, 1999
                                  -------------



NOTE 1 - DESCRIPTION OF BUSINESS
--------------------------------

  Stephen B. Properties, Inc. ("Company") was formed on April 1, 1988 and Stephen B. Bulboff is the sole owner of the outstanding capital stock of the Company.

  The Company is in the business of operating (9) nine full service and self-service car wash facilities at the following locations, 601 W. Girard Avenue, Philadelphia, Pennsylvania, Route 41, Deptford, New Jersey, 327 Burnt Mill Road, Voorhees, New Jersey, 325 N. White Horse Pike, Magnolia, New Jersey, 2322 Island Avenue, Philadelphia, Pennsylvania, 230 MacDade Boulevard, Yeadon, Pennsylvania, New Freedom Road, Sicklerville, New Jersey, 2575 Mt. Ephraim Avenue, Camden, New Jersey, and 240 N. DuPont Highway, Smyrna, Delaware. The Magnolia location is operated under the name of Soft Cloth Shammy Shine, while the other (8) eight are operated under the name of Shammy Shine. In addition, in March 1999, a car wash facility began operations at 4043 Germantown Avenue, Philadelphia, Pennsylvania.

  Stephen Bulboff Real Estate owns the Camden, Island Avenue, Deptford and Magnolia facilities.



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

  Principles of Combination - The financial statements include the accounts of Stephen B. Properties, Inc. and Stephen Bulboff Real Estate. Significant inter-company transactions and balances have been eliminated.

  Property and Improvements - Property and Improvements are carried at cost. Depreciation is computed using the straight-line method. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation is removed from the accounts and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deductions are made for retirements resulting from renewals or betterments.

  Inventories - Ending inventories consists of supplies and are stated at cost.

                         STEPHEN B. PROPERTIES, INC. AND
                           STEPHEN BULBOFF REAL ESTATE
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JUNE 30, 1999
                                  -------------



  Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

  Cash - The Company maintains its cash balances at financial institutions. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000.




NOTE 3 - SUBSEQUENT EVENTS
--------------------------

  On March 8, 1999, Stephen B. Properties, Inc. and Stephen B. Bulboff entered into a Real Estate and Asset Purchase Agreement with American Wash Services, Inc. (Purchase). Under the terms of the agreement Purchaser will acquire all of the operating assets of the business (whether owned Corporately or Individually) for 1,060,000 shares of its common stock. In addition, the Purchaser agreed to pay, but not assume, each liability securing the operating assets of the business limited to $1.9 million. This transaction was partially consummated on July 1, 1999.

  The $1.9 million was used to satisfy the Allied Commercial Credit Corporation Mortgages.

  At the settlement, on July 1, 1999, the Purchaser escrowed 860,000 shares until Stephen B. Bulboff completes post closing items which include the satisfaction of all of the obligations securing the operating assets of the business, the payment of operating expenses of the business incurred to June 1, 1999, and the landlords consent to assignment of certain leases. As of the opinion date of these financial statements all of the post closing items have not been completed.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                     AND THE SIX MONTHS ENDED JUNE 30, 1999


The following unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 give effect to (i) the acquisition on May 17, 1999 of all the outstanding stock of Colonial Full Service Car Wash, Inc. ("Colonial") by Mace Security International, Inc. (the "Registrant" or "Mace") for total consideration paid by Mace of approximately $15.1 million; (ii) the acquisition of substantially all of the assets of Genie Car Wash, Inc. of Austin, Genie Car Care Center, Inc., and Genie Car Service Center, Inc. (collectively, "Genie") from Genie and Cornett Limited Partnership (collectively with Genie, the "Sellers") for total consideration of approximately $11,750,000; (iii) the acquisition of the stock of American Wash Services, Inc. ("AWS") from Louis D. Paolino, Jr. and Red Mountain Holdings, Ltd. for total consideration of approximately $8,153,000; and (iv) the acquisition of substantially all of the assets of Stephen Bulboff and Stephen B. Properties, Inc. ("Bulboff") for total consideration of approximately $3,744,000.

The following unaudited pro forma consolidated statement of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 gives effect to the aforementioned transactions as if the transactions had occurred on January 1, 1998. The following unaudited pro forma financial data may not be indicative of what the results of operations or financial position of Mace Security International, Inc. would have been, had the transactions to which such data gives effect had been completed on the date assumed, nor are such data necessarily indicative of the results of operations or financial position of Mace Security International, Inc. that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the consolidated financial statements and notes of Mace Security International, Inc. as of December 31, 1998 and for each of the three years in the period then ended and the historical financial statements of Bulboff appearing elsewhere in this filing.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1998
            (Dollars in thousands, except shares and per share data)

                                                                 Colonial Full                      American
                                              Mace Security       Service Car         Genie           Wash
                                           International, Inc.     Wash, Inc.       Car Wash     Services, Inc.
                                           -------------------   -------------    ------------   --------------
Net sales                                  $             2,404   $      10,697     $     6,553    $         645
Cost of sales                                            1,230           9,248           4,708              453



Selling, general and administrative                      1,719             955           1,914              126
                                           -------------------   -------------    ------------   --------------

              Operating (loss) income                     (545)            494             (69)              66

Other income (expense):
        Interest income                                    137              -                5                -
        Interest expense, net                              (95)          (528)               -                -
        Other income                                       221             53                6                -
                                           -------------------   -------------    ------------   --------------

(Loss) income from operations before
        income tax expense                                (282)            19              (58)              66
Income tax expense                                          (4)           (19)               -              (16)
                                           -------------------   -------------    ------------   --------------

Net (loss) income                          $              (286)  $          -     $        (58)  $           50
                                           ===================   =============    ============   ==============

Net loss per common share:                 $             (0.04)
                                           ===================
Weighted average number of
        common shares outstanding                    6,987,127
                                           ===================


                                           Stephen Bulboff
                                            and Stephen B.         Pro Forma               Pro Forma
                                           Properties, Inc.       Adjustments            Consolidated
                                           ----------------     ---------------        ---------------
Net sales                                  $          1,288     $             -        $        21,587
Cost of sales                                           603                (297) (1)            15,933
                                                                             79  (2)
                                                                            (32) (7)
                                                                            (59) (8)
Selling, general and administrative                     297                (569) (4)             4,082
                                                                           (360) (5)
                                           ----------------     ---------------        ---------------

              Operating (loss) income                   388               1,238                  1,572

Other income (expense):
        Interest income                                   -                   -                    142
        Interest expense, net                          (211)               (380) (6)            (1,214)
        Other income                                      -                   -                    280
                                           ----------------     ---------------        ---------------
(Loss) income from operations before
        income tax expense                              177                 858                    780
Income tax expense                                        -                   -                    (39)
                                           ----------------     ---------------        ---------------

Net (loss) income                          $            177     $           858        $           741
                                           ================     ===============        ===============

Net loss per common share:                                                             $          0.07
                                                                                       ===============
Weighted average number of
        common shares outstanding                                                           10,459,822 (3)
                                                                                       ===============

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Six Months Ended June 30, 1999
            (Dollars in thousands, except shares and per share data)

                                                                     Colonial Full                  American
                                                   Mace Security      Service Car      Genie          Wash
                                                International, Inc.   Wash, Inc.     Car Wash    Services, Inc.
                                                -------------------  -------------- ----------- ----------------
Net sales                                       $             4,087  $        4,050 $     2,748 $          1,143
Cost of sales                                                 2,516           3,239       2,004              713


Selling, general and administrative                           1,569             741         870              430

Restructuring and change in control charges                   1,519               -           -                -
                                                -------------------  -------------- ----------- ----------------

                   Operating (loss) income                   (1,517)             70        (126)               -

Other income (expense):
             Interest expense, net                              (27)           (191)          1                -
             Other income (expense)                             (16)             23           5                -
                                                -------------------  -------------- ----------- ----------------
(Loss) income
             before income tax expense                       (1,560)            (98)       (120)               -
Income tax expense (benefit)                                   (350)              -           -                -
                                                -------------------  -------------- ----------- ----------------

Net (loss) income                               $            (1,210) $          (98)$      (120)$              -
                                                ===================  ============== =========== ================

Net loss income per common share                $             (0.16)
                                                ===================
Weighted average number of
            common shares outstanding                     7,454,292
                                                ===================


                                                Stephen Bulboff
                                                 and Stephen B.     Pro Forma       Pro Forma
                                                Properties, Inc.   Adjustments     Consolidated
                                                ----------------   -----------     ------------
Net sales                                       $            799   $         -     $     12,827
Cost of sales                                                409          (119)(1)        8,717
                                                                            48 (2)
                                                                           (62)(7)
                                                                           (31)(8)
Selling, general and administrative                          217          (232)(4)        3,400
                                                                          (195)(5)
Restructuring and change in control charges                    -                          1,519
                                                ----------------   -----------     ------------

                   Operating (loss) income                   173           591             (809)

Other income (expense):
             Interest expense, net                          (157)         (144)(6)         (518)
             Other income (expense)                            -             -               12
                                                ----------------   -----------     ------------
(Loss) income
             before income tax expense                        16           447           (1,315)
Income tax expense (benefit)                                   -             -             (350)
                                                ----------------   -----------     ------------

Net (loss) income                               $             16   $       447     $       (965)
                                                ================   ===========     ============

Net loss income per common share                                                   $      (0.09)
                                                                                   ============
Weighted average number of
            common shares outstanding                                                10,496,172 (3)
                                                                                   ============

Notes to Unaudited Pro Forma Consolidated Statement of Operations Adjustments

The Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1998 has been adjusted to reflect the following:

(1) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Colonial had been completed on January 1, 1998, net of historical depreciation and amortization expense of Colonial.

(2) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Genie had been completed on January 1, 1998, net of historical depreciation and amortization expense of Genie.

(3) For purpose of determining pro forma earnings per share, the issuance of 1,251,000, 533,333, 628,362, and 1,060,000 shares, respectively, of unregistered shares of common stock to effect the acquisition of Colonial, Genie, AWS, and Bulboff were issued to be outstanding from January 1, 1998 by Mace.

(4) To eliminate intercompany administrative charges of $569,000 related directly to cost sharing arrangements provided by Genie's prior parent, which were terminated as a result of the purchase transaction. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

(5) To reflect the elimination of intercompany rental expense of $360,000 from Genie's prior parent terminated as a result of the purchase transaction.

(6) To record additional interest expense of $380,000 resulting from a $4.75 million promissory note issued to Genie's prior parent to consummate the acquisition of Genie.

(7) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of AWS had been completed on January 1, 1998, net of historical depreciation and amortization expense of AWS.

(8) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Bulboff had been completed on January 1, 1998, net of historical depreciation and amortization expense of Bulboff.

The Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 1999 has been adjusted to reflect the following:


(1) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Colonial had been completed on January 1, 1999, net of historical depreciation and amortization expense of Colonial.

(2) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Genie had been completed on January 1, 1999, net of historical depreciation and amortization expense of Colonial.

(3) For purpose of determining pro forma earnings per share, the weighted affect of the issuance of 1,251,000, 533,333, 628,362, and 1,060,000 shares, respectively, of unregistered shares of common stock to effect the acquisition of Colonial, Genie, AWS, and Bulboff were issued to be outstanding from January 1, 1999 by Mace.

(4) To eliminate intercompany administrative charges of $232,000 related directly to cost sharing arrangements provided by Genie's prior parent, which were terminated as a result of the purchase transaction. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

(5) To reflect the elimination of intercompany rental expense of $195,000 from Genie's prior parent terminated as a result of the purchase transaction.

(6) To record additional interest expense of $144,000 resulting from a $4.75 million promissory note issued to Genie's prior parent to consummate the acquisition of Genie.

(7) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of AWS had been completed on January 1, 1999, net of historical depreciation and amortization expense of AWS.

(8) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Bulboff had been completed on January 1, 1999, net of historical depreciation and amortization expense of Bulboff.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              As of June 30, 1999
                            (Dollars in thousands)

                                                                        American      Stephen Bulboff
                                                   Mace Security          Wash         and Stephen B.     Pro Forma       Pro Forma
                                                International, Inc.  Services, Inc.   Properties, Inc.   Adjustments    Consolidated
                                                -------------------  --------------   ----------------   -----------    ------------
ASSETS
Current assets:
         Cash and cash equivalents                    $  6,061         $     70           $     48       $ (4,688) (1)     $  1,491


         Accounts receivable, net                        1,099                2                 --                            1,101
         Inventories                                     1,790               36                 15                            1,841
         Deferred income taxes                             714               --                 --                              714
         Prepaid expenses and other                        811              113                104                            1,028
                                                      --------         --------           --------       --------          --------
                   Total current assets                 10,475              221                167         (4,688)            6,175

         Net assets of discontinued operations             245               --                 --                              245
         Property and equipment, net                    21,247            3,888              1,132          2,312  (1)       31,106
                                                                                                            2,527  (2)

         Intangibles, net                                5,457               --                 --            991  (1)        6,448

         Other assets                                    1,770            1,424                 --             --             3,194

                                                      --------         --------           --------       --------          --------
                   Total Assets                       $ 39,194         $  5,533           $  1,299       $  1,142          $ 47,168
                                                      ========         ========           ========       ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
         Accounts payable                             $  1,243         $    376           $     60       $     --          $  1,679
         Accrued expenses                                2,325              129                 11             --             2,465
         Current portion of long term debt              10,066              161              2,140           (240) (2)       12,127
                                                      --------         --------           --------       --------          --------
         Total current liabilities                      13,634              666              2,214           (240)           16,271

Deferred income taxes                                    1,412               16                 --                            1,428
Long term debt, less current portion                       939               --                 --                              939
Other long term liabilities                                                  --                 --          2,114  (1)        2,114
                                                      --------         --------           --------       --------          --------
                   Total liabilities                    15,985              682              2,211          2,114            20,752

Commitments and contingencies

Stockholders' equity:
                  Common stock                              96               --                 12              6  (1)          113
                                                                                                               (1) (2)

         Additional paid-in capital                     28,549            4,800                 --         (3,454) (1)       31,739
                                                                                                            1,844  (2)

         Treasury stock                                    (52)              --                 --             --               (52)
         (Accumulated deficit) retained earnings        (5,384)              51               (924)           (51) (1)       (5,384)
                                                                                                              924  (2)
                                                      --------         --------           --------       --------          --------

                   Total stockholders' equity           23,209            4,851               (912)          (732)           26,416
                                                      --------         --------           --------       --------          --------

                   Total liabilities and
                           stockholders' equity       $ 39,194         $  5,533           $  1,299       $  1,142          $ 47,168
                                                      ========         ========           ========       ========          ========

Notes to Unaudited Pro Forma Consolidated Balance Sheet Adjustments

The unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1999 has been adjusted to reflect the following:

(1) On March 26, 1999, the Company entered into a merger agreement for the pending acquisitions of all the outstanding stock of American Wash Services, Inc. for total cash consideration to be paid by Mace Security International, Inc. of $4,688,000 and the issuance of 628,362 unregistered shares of Mace common stock. Additionally, Mace will issue to certain of new management assignable warrants to purchase 1,570,000 shares of common stock at a purchase price of $1.375 per share and warrants to purchase an additional 250,000 shares of common stock at a purchase price of $2.50 per share. The terms of the warrants are more fully described in the Merger Agreement. The acquisition is anticipated to be accounted for under the purchase method. Pursuant to the terms of the merger agreement, all property, equipment, other assets and working capital will be acquired and all liabilities will be assumed. The allocation of the purchase price is preliminary. The actual allocation will be based on management's final evaluation of such assets and liabilities. The excess of the purchase price over the historic cost of net assets was allocated to goodwill; however, this excess may ultimately be allocated to other specific tangible and intangible assets. The final allocation of the purchase price and the resulting effect on operations may differ significantly from the pro forma amounts included herein. The preliminary allocation of the purchase price is as follows:


      Property and equipment......................................   $7,191,000
      Current assests acquired....................................      221,000
      Other assets acquired.......................................    1,424,000
      Other liabilities...........................................     (682,000)
                                                                     ----------
                                                                     $8,154,000
                                                                     ==========


(2) On July 1, 1999, the Company, through a wholly owned subsidiary, acquired all of the car wash related assets of Stephen Bulboff and Stephen B. Properties, Inc. ("Bulboff") pursuant to the terms of a Real Estate and Asset Purchase Agreement dated March 8, 1999 for an aggregate purchase price of 1,060,000 unregistered shares of the Company's common stock, par value $.01 per share plus cash of $1,900,000 from working capital.
     Pursuant to the terms and conditions of the Agreement, the Registrant purchased all of the assets of the Sellers used in the business of operating 10 full service car washes in Pennsylvania, Delaware and New Jersey. The acquisition is anticipated to be accounted for using the "purchase" method of accounting. The allocation of the purchase price is preliminary. The actual allocation will be based on management's final evaluation of such assets and liabilities. The excess of the purchase price over the historic cost of net assets was allocated to goodwill; however, this excess may ultimately be allocated to other specific tangible and intangible assets. The final allocation of the purchase price and the resulting effect on operations may differ significantly from the pro forma amounts included herein. The preliminary allocation of the purchase price is as follows:

      Property and equipment......................................   $3,659,000
      Current assests acquired....................................      167,000
      Other liabilities...........................................      (82,000)
                                                                     ----------
                                                                     $3,744,000
                                                                     ==========

                                 EXHIBIT INDEX


Exhibit         Description
No.             -----------
---

23.1            Consent of Burton Segal & Company